UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2018

Trecora Resources
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-33926 (Commission File Number)	75-1256622 (IRS Employer Identification No.)

1650 Hwy 6 South, Suite 190
Sugar Land, Texas 77478
(Address of principal executive offices, including Zip Code)

(281) 980-5522
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 7.01 Regulation FD Disclosure.
On December 13, 2018, Trecora Resources (the “Company”) issued a press release announcing the employee reorganization described below in Item 8.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
Item 8.01 Other Events.
On December 13, 2018, the Company announced an employee reorganization at its South Hampton Resources facility in Silsbee, Texas. The reorganization will result in a reduction of about 20% of the Company’s Silsbee, Texas workforce and a charge of approximately $400,000 in the fourth quarter 2018.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release of the Company, dated December 13, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRECORA RESOURCES

Date: December 13, 2018	By:	/s/ Christopher A. Groves
Christopher A. Groves
Corporate Controller